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                                                                    EXHIBIT 99.3

                          TECHNICAL OLYMPIC USA, INC.

                             OFFER TO EXCHANGE ITS
                 NEW 7 1/2% SENIOR SUBORDINATED NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2011

                           PURSUANT TO THE PROSPECTUS
                         DATED [                ], 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, [21 BUSINESS DAYS AFTER COMMENCEMENT OF OFFER], 2004, (UNLESS EXTENDED BY TECHNICAL OLYMPIC USA, INC. IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EARLIER OF 5:00 P.M., NEW YORK CITY TIME ON THE EARLIER OF EXPIRATION DATE OR THE DATE WHEN ALL OLD NOTES HAVE BEEN TENDERED.

                            [               ], 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

     Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Technical Olympic USA, Inc., a Delaware corporation (the "Company"), to exchange its new 7 1/2% Senior Subordinated Notes due 2011 (the "New Notes") for any and all of its old 7 1/2% Senior Subordinated Notes due 2011 (the "Old Notes").

     Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

     For your information and for forwarding to your clients, we are enclosing the following documents:

     1. The Prospectus;

     2. Letter of Transmittal for your use and for the information of your clients;

     3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Letter of Transmittal, Old Notes and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date;

     4. A letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with respect to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

     6. A return envelope addressed to Wells Fargo Bank, N.A., the Exchange
        Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [21 BUSINESS DAYS AFTER COMMENCEMENT OF OFFER], 2004, UNLESS EXTENDED.

     The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and
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customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. The Company will pay all transfer taxes to exchange and transfer the Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, N.A., the Exchange Agent, at one of its addresses or telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,

                                         TECHNICAL OLYMPIC USA, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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